UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

WYETH

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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On January 26, 2009, Wyeth issued a voicemail to its sales force. The voicemail transcript follows:

•	[Good morning]. This is [name]. I wanted to leave you this message to make sure that you are aware of today’s news.

•	Today we announced that Pfizer will be acquiring Wyeth. Both Boards of Directors have approved the combination of our two companies.

•	Our Board concluded that combining with Pfizer is in the best interest of Wyeth shareholders given the strategic options available to us today.

•	I wanted to speak to you directly about what this means for us and our customers.

•	The combined company will be the premier biopharmaceutical company in the world with the #1 position in key markets.

•	It will have more resources to invest in R&D than any other pharma company in the world.

•

If you haven’t already reviewed materials about this announcement, please be sure to check your email - or you can go to Inside Wyeth to access materials and answers to some Frequently Asked Questions.

•	As for our customers, if asked, the most important thing you can tell them is that we are operating business as usual.

•	Until the transaction closes, which is expected in the second half of 2009, Wyeth will continue to operate as a separate company.

•	So for the next several months there will be no change - your customers will get the same products and your customer relationships will not change.

•	Please assure them that they should continue to expect the same high quality service offerings they’ve come to expect from Wyeth.

•

To assist with conversations that you may have with your customers, we will provide you with a short set of key messages to use, but please feel free to contact your manager should you have additional concerns.

•

You will also have the opportunity to listen to a replay of a global employee simulcast with Bernard Poussot taking place this afternoon. The replay will be available by tomorrow morning on Inside Wyeth.

•	Throughout the process we will communicate regularly to tell you as much as we can, as soon as we can.

•	We urge you not to speculate on any questions that we currently don’t have the answers to.

•	I appreciate the focus you will keep during this time and sincerely thank you for your hard work. I look forward to speaking with you soon.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Wyeth concerning the proposed merger of Wyeth with Pfizer (the “merger”) and other future events and their potential effects on Wyeth. Such statements are based upon the current beliefs and expectations of our management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies and risk relating to the merger, many of which are beyond our control.

In connection with the proposed merger, Pfizer intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 containing a proxy statement/prospectus for the stockholders of Wyeth and each of Wyeth and Pfizer plan to file other documents with the SEC regarding the proposed merger transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, WYETH’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus, as well as other relevant documents containing important information about Wyeth and Pfizer at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Wyeth’s stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents when they become available by directing a request by mail or telephone to Wyeth, Five Giralda Farms, Madison, NJ 07940, Attention: Investor Relations, (877) 552-4744. Information about Wyeth’s directors and executive officers and other persons who may be participants in the solicitation of proxies from Wyeth’s stockholders is set forth in Wyeth’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and Wyeth’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on March 14, 2008.

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